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                               EXHIBIT 21.1


     Following is a list of the subsidiaries of Luminant Worldwide Corporation, a Delaware corporation:

                   Align Solutions Corp., a Delaware corporation
                         -- Align-Synapse Acquisition Corporation, a
                            Texas corporation
                         -- Align-Fifth Gear Acquisition Corporation, a
                            Delaware corporation

                   Potomac I Holdings, Inc., a Delaware corporation
                        -- Potomac Partners Management Consulting LLC, a
                           Delaware limited liability company

                   Multimedia I Holdings Inc., a Delaware corporation
                        -- Multimedia Resources LLC, a New York limited
                           liability company

                   InterActive8, Inc., a New York corporation

                   RSI Group, Inc., a Texas corporation
                        -- Resource Solutions International, LLC, a Texas
                           limited liability company

                   Integrated Consulting, Inc., a Texas corporation

                   Free Range Media, Inc., a Washington corporation

                   LWC Management Corp., a Delaware corporation

                   LWC Operating Corp., a Delaware corporation

                   BD Acquisition Corp., a Delaware corporation